Exhibit 4.1
                              TRIARC BEVERAGE GROUP
                             709 Westchester Avenue
                             White Plains, NY 10604


                                          Dated as of April 1, 2000

To the Lenders party to the Credit Agreement referred to below:

        Re:   First Amendment

Ladies and Gentlemen:

        Reference is made to the Amended and Restated Credit Agreement, dated as of February 25, 1999 (the "Existing Credit Agreement"), among Snapple Beverage Corp., a Delaware corporation ("Snapple"), Mistic Brands, Inc., a Delaware corporation ("Mistic"), Stewart's Beverages, Inc. (f/k/a Cable Car Beverage Corporation), a Delaware corporation ("Stewart's"), RC/Arby's Corporation, a Delaware corporation ("RC/Arby's") and Royal Crown Company, Inc., a Delaware corporation ("Royal Crown") (Snapple, Mistic, Stewart's, RC/Arby's and Royal Crown are collectively referred to as the "Borrowers", and each, individually, a "Borrower"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), DLJ Capital Funding, Inc., as the Syndication Agent, Morgan Stanley Senior Funding, Inc., as the Documentation Agent, and The Bank of New York, as the Administrative Agent. Unless otherwise defined in this first amendment to the Credit Agreement (this "Amendment" and, together with the Existing Credit Agreement, the "Credit Agreement"), terms used herein have the meanings provided in the Credit Agreement.

SECTION 1. AMENDMENT. We hereby request that the Lenders amend the chart in Section 7.2.7 of the Existing Credit in its entirety to read as follows:

                 Closing Date
                 Through 1999 Fiscal Year        $9,500,000

                 2000 Fiscal Year                $16,500,000 ($16,000,000 if
                                                 the Arby's Securitization
                                                 Residual Payment has been
                                                 made)

                 2001 Fiscal Year                $10,000,000 ($9,500,000 if
                                                 the Arby's Securitization
                                                 Residual Payment has been
                                                 made)

                 2002 Fiscal Year and each       $11,000,000 ($10,500,000 if
                 Fiscal Year thereafter          the Arby's Securitization
                                                 Residual Payment has been
                                                 made);

SECTION 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first above written (the "Amendment Effective Date") upon receipt:

      A. by the Syndication Agent (or its counsel) of counterparts of this Amendment duly executed by the Borrower and the Required Lenders; and

      B. by the Syndication Agent, for the account of each Lender consenting to this Amendment (each a "Consenting Lender") at or prior to 12:00 noon on Monday May 15, 2000, a non-refundable amendment fee in an amount equal to 0.10% of such Consenting Lenders' Percentage of the Total Exposure Amount.

SECTION 3.  MISCELLANEOUS.

      A. Loan Document. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered, and applied in accordance with all of the terms and provisions of the Credit Agreement.

      B.    Representations and Warranties.   The Borrower hereby represents
            and warrants that, both before and after giving effect to this Amendment, the following statements shall be true and correct:

             (i) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7 of the Credit Agreement) and in each other Loan Document shall be true and correct in all material respects with the same effect as if made on the Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

            (ii) except as disclosed by the Borrowers to the Agents and the Lenders pursuant to Section 6.7(i) of the Credit Agreement, no labor controversy, litigation, arbitration, action or governmental investigation or proceeding shall be pending or, to the knowledge of any Borrower, overtly threatened against any Borrower or any of its Subsidiaries, or any of their respective properties, which could reasonably be expected to have a Material Adverse Effect, and (y) no development shall have occurred in any labor controversy, litigation, arbitration, action or governmental investigation or proceeding disclosed pursuant to
                  Section 6.7 of the Credit Agreement which could reasonably be expected to have a Material Adverse Effect;

           (iii) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (y) the Letter of Credit Outstandings does not exceed the lesser of the Revolving Loan Commitment Amount (as currently in effect) or the currently existing Borrowing Base Amount; and

            (iv) no Default has occurred and is continuing, and no Borrower or any other Material Obligor is in material violation of any material law or governmental regulation or court order or decree.

      C. Miscellaneous. Except as expressly modified hereby, the Existing Credit Agreement shall remain unmodified and shall be in full force and effect in accordance with its terms, and this Amendment shall be limited to the express provisions modified hereby and to this occasion alone. No modification by the any Agent or any Lender hereunder shall be applicable to subsequent transactions. No modification hereunder shall require any similar or dissimilar modification hereafter to be granted. This Amendment may be executed by facsimile in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Amendment and SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 4. GRANT OF MODIFICATIONS. If the foregoing constitutes an agreement among us, and you are agreeable to granting the amendment provided for herein on the terms set forth herein, kindly sign a copy of this Amendment in the location set forth below.

                                          MISTIC BRANDS, INC.


                                           By: JOHN L. BARNES, JR.
                                             ------------------------
                                             Title: Executive Vice
                                                    President


                                          SNAPPLE BEVERAGE CORP.


                                          By: JOHN L. BARNES, JR.
                                             ------------------------
                                             Title: Executive Vice
                                                    President


                                          STEWART'S BEVERAGE, INC.


                                          By: JOHN L. BARNES, JR.
                                             ------------------------
                                             Title: Executive Vice
                                                    President

                                          RC/ARBY'S CORPORATION


                                          By: JOHN L. BARNES, JR.
                                             ------------------------
                                             Title: Executive Vice
                                                    President


                                          ROYAL CROWN COMPANY, INC.


                                          By: JOHN L. BARNES, JR.
                                             ------------------------
                                             Title: Executive Vice
                                                    President



ACKNOWLEDGED, AGREED
& ACCEPTED:


GALAXY CLO 1999-1
By:   SAI Investment Advisor, Inc.,
      Its Collateral Manager

By: CHRIS OCHS
    ------------------------
    Title: Authorized Agent

FLEET NATIONAL BANK (f/k/a BankBoston, N.A.)


By: RENEE NADLER
    ------------------------
    Title: Managing Director

MORGAN STANLEY SENIOR FUNDING, INC.


By: T. MORGAN EDWARDS II
    ------------------------
    Title: Vice President

KZH HIGHLAND-2 LLC


By: PETER CHIN
    ------------------------
    Title: Authorized Agent

QT LTD.


By: ASHLEY R. HAMILTON
   ------------------------
   Title: Authorized Agent


GLENEAGLES TRADING LLC


By: KELLEY C. WALKER
    ------------------------
    Title: Vice President

PPM SPYGLASS FUNDING TRUST


By: KELLEY C. WALKER
    ------------------------
    Title: Authorized Agent

OLYMPIC FUNDING TRUST, SERIES 1999-1


By: ASHLEY R. HAMILTON
    ------------------------
    Title: Authorized Agent

SRF TRADING, INC.


By: KELLEY C. WALKER
    ------------------------
    Title: Vice President

SRV - HIGHLAND, INC.


By: KELLEY C. WALKER
    ------------------------
    Title: Vice President

WINGED FOOT FUNDING TRUST


By: ASHLEY R. HAMILTON
    ------------------------
    Title: Authorized Agent


OAK MOUNTAIN LIMITED
By:   Alliance Capital Management L.P., as Investment Manager
      Alliance Capital Management Corp., as General Partner


By: JOEL SEREBRANSKY
    ------------------------
    Title: Senior Vice President

SUMMIT BANK


By: THOMAS D. KNOOP
    ------------------------
    Title: Vice President - Director

FIRST UNION NATIONAL BANK


By: CHARLES EDMONSON
    ------------------------
    Title: Assistant Vice President

BLACK DIAMOND CLO, 1999-1 LTD.


By: JOHN H. CULLINANE
    ------------------------
    Title: Director

BLACK DIAMOND INTERNATIONAL FUNDING, LTD.


By: JOHN H. CULLINANE
    ------------------------
    Title: Director

CANADIAN IMPERIAL BANK OF COMMERCE


By: KOREN VOLK
    ------------------------
    Title: Authorized Signatory


CAPTIVA FINANCE LTD.


By: JOHN H. CULLINANE
    ------------------------
    Title: Director

CARLYLE HIGH YIELD PARTNERS, LP


By: LINDA PACE
    ------------------------
    Title: Vice President

CARLYLE HIGH YIELD PARTNERS II, LP


By: LINDA PACE
    ------------------------
    Title: Vice President

ELC (CAYMAN) LTD.


By: E. A. KRATZMAN, III
    ------------------------
    Title: Managing Director, IDM

ELC (CAYMAN) LTD.  1999-II


By: E. A. KRATZMAN, III
    ------------------------
    Title: Managing Director, IDM

ELC (CAYMAN) LTD.  1999-III


By: E. A. KRATZMAN, III
    ------------------------
    Title: Managing Director, IDM


FC CBO LIMITED


By: DAVID WALES
    ------------------------
    Title: Director

FIRST DOMINION FUNDING I


By: ANDREW H. MARSHAK
    ------------------------
    Title: Authorized Signatory

FIRST DOMINION FUNIDNG II


By: ANDREW H. MARSHAK
    ------------------------
    Title: Authorized Signatory

FOOTHILL INCOME TRUST, L.P.
BY:   FIT GP, LLC, its general partner


By: DENNIS R. ASCHEN
    ------------------------
    Title: Managing Member

HARCH CLO I, LTD.


By: MICHAEL E. LEWITT
    ------------------------
    Title: Authorized Signatory

OASIS COLLATERALIZED HIGH INCOME PORTFOLIOS-1, LTD.


By: ANNE M. McCARTHY
    ------------------------
    Title: Authorized Signatory


MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


By: ANTHONY HEYMAN
    ------------------------
    Title: Authorized Signatory

LONGHORN CDO (CAYMAN) LTD.
By:   Merrill Lynch Asset Management, L.P. as Investment Advisor



By: ANTHONY HEYMAN
    ------------------------
    Title: Authorized Signatory

GREAT POINT CLO 1999-1 LTD
By:   Sankaty Advisors, Inc.  as Collateral Manager

By: DIANE J. EXTER
    ------------------------
    Title: Executive Vice President, Portfolio Manager

SANKATY HIGH YIELD PARTNERS II,  L.P.


By: DIANE J. EXTER
    ------------------------
    Title: Executive Vice President, Portfolio Manager

SENIOR DEBT PORTFOLIO
By:   Boston Management and Research, as Investment Advisor

By: SCOTT H. PAGE
    ------------------------
    Title: Vice President


EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
By:   Eaton Vance Management, as Investment Advisor

By: SCOTT H. PAGE
    ------------------------
    Title: Vice President

STEIN ROE & FARNHAM INCORPORATED, AS AGENT
FOR KEYPORT LIFE INSURANCE COMPANY


By: JAMES R. FELLOWS
    ------------------------
    Title: Vice President

STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY


By: JAMES R. FELLOWS
    ------------------------
    Title: Vice President
           Stein Roe & Farnham Incorporated,
           as Advisor to the Stein Roe Floating Rate
           Limited Liability

OSPREY INVESTMENTS PORTFOLIO


By: DANIEL SLOTKIN
    ------------------------
    Title: Vice President

STRATEGIC MANAGED LOAN FUND


By: DANIEL SLOTKIN
    ------------------------
    Title: Vice President